TEXT EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS FIRST QUARTER FISCAL YEAR 2007 RESULTS

BILLERICA, Mass. — August 9, 2006 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the first quarter fiscal year 2007 ended June 30, 2006. The Company reported revenues of $29,882,000 as compared with revenues of $35,162,000 in the first quarter of fiscal year 2006 and net income of $5,995,000, or $0.41 per share, as compared to net income in the first quarter of the previous year of $6,997,000 or $0.78 per share.

The current quarter earnings per share were impacted by the following:  On April 1, 2006 the Company adopted SFAS 123(R) “Accounting for Stock-Based Compensation” and, as a result, the company recorded a pre-tax charge of $1,624,000 ($1,318,000 after income taxes, or $0.14 per share) in the first quarter fiscal year 2007.  In addition, the effective income tax rate, excluding the income effect of the warrants, increased to 41.3% for the first quarter fiscal year 2007 as compared to 23.1% for the first quarter of the prior fiscal year.  The increase in effective tax rate reduced net income by $1,198,000, or $0.13 per share, in the first quarter fiscal year 2007.  This increase was primarily attributable to the Company’s recognition of tax carryforward benefits in fiscal year 2006 and permanent differences for stock-compensation expense in fiscal year 2007.

“We made excellent strides with customers in international sales, resulting in 58% of our current quarter bookings coming from this arena. We booked twenty Z® Backscatter™ Vans from international clients in the quarter—a Company record for ZBV bookings overseas. These positive results were generated by our increased investment in international sales and marketing. The expansion of global sales channels is part of our plan to reduce variability or ‘lumpiness’ in quarter to quarter bookings, which is typical of our industry.”

Fabiano continued, “We booked our third order for the OmniView™ Gantry system, and we are optimistic about the potential for this unique multi-technology cargo inspection product for both international and domestic markets.  Also, we began taking orders for our new Gemini™ parcel inspection system, which effectively screens baggage for both organic and metallic threats.  As a result of this activity, we ended the quarter with a backlog of $63 million, up 21% for the same period last year.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host the conference call Wednesday, August 9, 2006 at 11:00 a.m. ET to discuss the results and respond to questions.  To participate in the conference call, please dial 800-638-4930 at least 10 minutes prior to its starting time. For international participants, dial 617-614-3944. Please tell the Operator the confirmation code: 22336052.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Wednesday, August 9, 2006 at 1:00 p.m. EST for a 48-hour period by dialing 888-286-8010. Internationally, please dial 617-801-6888. The conference identification number is 50562257. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

QUESTIONS?  If you have prepared questions, please submit them prior to the conference call via e-mail to asadowski@as-e.com or via fax to Annemarie Sadowski, at 1-978-262-8801.

About AS&E®
American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z® Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs.   For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:
Ken Galaznik, CFO and Treasurer
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement
The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Quarter Ended
	June 30, 2006	June 30, 2005
Total net sales and contract revenues	$29,882	$35,162

Total cost of sales and contracts	16,385	20,570
Gross profit	13,497	14,592

Expenses:
Selling, general and administrative	5,695	4,138
Research and development	2,249	2,422
Total expenses	7,944	6,560

Operating income	5,553	8,032

Other income (expense):
Interest and investment income	1,116	361
Interest expense	(99)	—
Other, net	13	14
Change in warrant valuation	2,132	533
Total other income (expense)	3,162	908

Income before provision for income taxes	8,715	8,940
Provision for income taxes	2,720	1,943

Net income	$5,995	$6,997

Income per share - Basic	$0.66	$0.84
Income per share - Diluted	$0.41	$0.78

Weighted average shares - Basic	9,073	8,376
Weighted average shares - Diluted	9,372	8,984

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands)
(unaudited)

	June 30, 2006	March 31, 2006
Assets
Current assets:
Cash and investments	$105,362	$93,870
Accounts receivable, net	30,807	25,868
Inventories	17,476	16,886
Other current assets	10,758	17,300
Total current assets	164,403	153,924

Non-current assets:
Building, equipment and leasehold improvements, net	19,835	18,717
Other assets	1,775	748
Total assets	$186,013	$173,389

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$3,717	$6,659
Warrant liability	772	—
Customer deposits	14,363	6,103
Other current liabilities	14,329	16,131
Total current liabilities	33,181	28,893

Non-current liabilities:
Lease financing liability	9,435	9,630
Warrant liability	—	4,038
Other non-current liabilities	2,772	630
Total liabilities	45,388	43,191

Total stockholders’ equity	140,625	130,198
Total liabilities and stockholders’ equity	$186,013	$173,389